Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas McFall, Jeremy Fletcher and Jeffrey Groves, and each of them acting individually, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462 under the Securities Act of 1933 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ GREG HENSLEE Greg Henslee	Co-President and Chief Executive Officer (Principal Executive Officer) and Director of CSK Auto Corporation, CSK Auto, Inc. CSKAUTO.COM, Inc. and OC Holding Company, LLC	August 16, 2012

/S/ JAY D. BURCHFIELD Jay D. Burchfield	Director	August 16, 2012

/S/ THOMAS T. HENDRICKSON Thomas T. Hendrickson	Director	August 16, 2012

/S/ PAUL R. LEDERER Paul R. Lederer	Director	August 16, 2012

/S/ JOHN MURPHY John Murphy	Director	August 16, 2012

/S/ CHARLES H. O’REILLY, JR. Charles H. O’Reilly, Jr.	Director	August 16, 2012

/S/ DAVID E. O’REILLY David E. O’Reilly	Director	August 16, 2012

/S/ LARRY P. O’REILLY Larry P. O’Reilly	Director	August 16, 2012

/S/ ROSALIE O’REILLY WOOTEN Rosalie O’Reilly Wooten	Director	August 16, 2012

/S/ RONALD RASHKOW Ronald Rashkow	Director	August 16, 2012

/S/ TED WISE Ted Wise	Co-President and Chief Operating Officer and Director of Ozark Automotive Distributors, Inc, O’Reilly II Aviation Corporation, Greene County Realty Co., and Ozark Services, Inc.	August 16, 2012